UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

SPORT SUPPLY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15289	22-2795073
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Diplomat Drive Farmers Branch, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 484-9484

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2009, the board of directors of Sport Supply Group, Inc. (the “Company”) approved and adopted the First Amendment (the "Amendment") to the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”), to be effective November 19, 2009 and subject to approval by the Company’s stockholders. On November 19, 2009, at the Company’s fiscal 2010 Annual Meeting of Stockholders, the Company’s stockholders approved the Amendment.

The Amendment increases the number of shares of common stock authorized for issuance under the Plan by 500,000 shares to a total of 2,500,000 shares.  The Company has the discretion under the Plan to grant equity-based awards to its executive officers and directors, subject to certain limitations contained therein. This description explains the material terms of this Amendment, although it does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan, dated November 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT SUPPLY GROUP, INC.

Date: November 20, 2009	By:	/s/ John E. Pitts
	Name:	John E. Pitts
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan, dated November 19, 2009.